UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2007

USA TECHNOLOGIES, INC. (Exact name of registrant as specified in its charter)

Pennsylvania	33-70992	23-2679963
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification No.)
incorporation)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

610-989-0340
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities

On March 14, 2007, USA Technologies, Inc. (the “Company”), entered into a Securities Purchase Agreement with S.A.C. Capital Associates, LLC (the “Buyer”). Pursuant thereto, the Company sold to the Buyer 1,666,667 shares of the Company’s Common Stock at a price of $6.00 per share for an aggregate purchase price of $10,000,000. The Company also issued warrants to the Buyer to purchase up to 833,333 shares of Common Stock at an exercise price of $6.40 per share. The warrants are exercisable at any time within six years following the six-month anniversary of the issuance of the warrants. There were no commissions or placement agent fees paid by the Company in connection with this offering.

For a period of five years, the Buyer has been granted the pre-emptive right to purchase that number of securities being offered for sale by the Company in order to maintain Buyer’s pro-rata ownership of the Common Stock of the Company following the issuance of any such securities by the Company. The Buyer has also been granted the right to have one observer attend all of the Company’s Board of Director meetings for a period of one year.

The Buyer qualifies as an accredited investor as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the “1933 Act”). The shares of Common Stock and the warrants issued by the Company to the Buyer as well as the shares of Common Stock underlying the warrants have not been registered under the Act. The offer and sale of the shares, the warrants, and the shares underlying the warrants by the Company to the Buyer is exempt from the registration requirements of the Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

The Company agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the resale of the shares of Common Stock and of the shares underlying the warrants within thirty days. In the event that the registration statement is not declared effective within (i) ninety calendar days after March 14, 2007, in the event that the registration statement is not subject to a full review by the SEC, or (ii) one-hundred and twenty calendar days after March 14, 2007, in the event that the registration statement is subject to a full review by the SEC, then the Company has agreed to pay to the Buyer a cash payment equal to one percent (1%) of the aggregate subscription price for each thirty day period beyond such date that the registration statement has not been declared effective. The maximum aggregate amount payable to the Buyer is twelve percent (12%) of the aggregate subscription price.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, Warrants, and Registration Rights Agreement which are filed as Exhibits hereto, and the terms and conditions of which are incorporated herein by reference.

Item 8.01. Other Events

On March 8, 2007, the Company’s application to list its Common Stock on The NASDAQ Capital Market was approved. The Company’s Common Stock is expected to commence trading on The NASDAQ Capital Market as soon as practicable under the trading symbol USAT.

The information in this Item 8.01 shall be deemed “furnished” and not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any Company filing under the 1933 Act.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

The following Exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibit

4.1	Securities Purchase Agreement dated March 14,
2007 between USA Technologies, Inc. and S.A.C.
Capital Associates, LLC

4.2	Warrant Certificate dated March 14, 2007
issued to S.A.C. Capital Associates, LLC

4.3	Registration Rights Agreement dated March 14,
2007 between USA Technologies, Inc. and S.A.C.
Capital Associates, LLC

SIGNATURES

     Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

By: /s/ George R. Jensen, Jr.
George R. Jensen, Jr.,
Chief Executive Officer
Dated: March 15, 2007

Index to Exhibits

Exhibit No.	Description of Exhibit
4.1	Securities Purchase Agreement dated March 14,
2007 between USA Technologies, Inc. and S.A.C.
Capital Associates, LLC

4.2	Warrant Certificate dated March 14, 2007
issued to S.A.C. Capital Associates, LLC

4.3	Registration Rights Agreement dated March 14,
2007 between USA Technologies, Inc. and S.A.C.
Capital Associates, LLC

5